EXHIBIT 3 (ii)


                    CROWN CENTRAL PETROLEUM CORPORATION

                                  BYLAWS

                        Adopted February 29, 1996

                           Amended July 30, 1998

                           Amended April 7, 2000

                          Amended April 27, 2000

                         Amended October 26, 2000

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                             Table of Contents


               ARTICLE I
               STOCKHOLDERS

Section I.1   Meetings of Stockholders                          1
Section I.2   Annual Meeting                                    1
Section I.3   Special Meeting Called by Corporation             2
Section I.4   Special Meeting Called by Stockholders            2
Section I.5   Record Date                                       3
Section I.6   Quorum                                            3
Section I.7   Proxies                                           4
Section I.8   Ballot Vote                                       4
Section I.9   Inspection of Books                               4

               ARTICLE II
               STOCK AND DIVIDENDS

Section II.1   Certificates of Stock                            4
Section II.2   Transfers of Stock                               4
Section II.3   Registered Stockholders                          4
Section II.4   Lost Certificates                                4
Section II.5   Dividends                                        5
Section II.6   Stock Not Subject to the Control Share Act       5

               ARTICLE III
               DIRECTORS

Section III.1  Board of Directors                               5
Section III.2  Number of Directors                              5
Section III.3  Eligibility; Nomination Procedures               6
Section III.4  Vacancies                                        6
Section III.5  Place and Time of Meeting                        7
Section III.6  Annual Meeting                                   7
Section III.7  Calling of Meeting                               7
Section III.8  Notice of Meeting.                               7
Section III.9  Quorum                                           7
Section III.10 Compensation of Directors                        7

               ARTICLE IV
               EXECUTIVE AND OTHER COMMITTEES

Section IV.1   Executive Committee                              8
Section IV.2   Other Committees                                 8
Section IV.3   Procedures Applicable to Committees              8

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               ARTICLE V
               OFFICERS

Section V.1    Appointment and Removal of Officers              8
Section V.2    Chairman of the Board                            9
Section V.3    Vice Chairman of the Board                       9
Section V.4    President                                        9
Section V.5    Vice Presidents                                  9
Section V.6    Secretary                                       10
Section V.7    Treasurer                                       10
Section V.8    Controller                                      10
Section V.9    Assistant Officers                              11
Section V.10   Vacancies                                       11
Section V.11   Duties of Officers May Be Delegated             11

               ARTICLE VI
               INDEMNITY OF DIRECTORS AND OFFICERS

Section VI.1   Indemnity                                       11
Section VI.2   Advancement of Expenses                         11
Section VI.3   Services in Other Capacities                    12
Section VI.4   Rights not Exclusive                            12

               ARTICLE VII
               CERTAIN ADMINISTRATIVE MATTERS

Section VII.1  Checks                                          12
Section VII.2  Fiscal Year                                     12
Section VII.3  Annual Statements                               12
Section VII.4  Amendment to Bylaws                             13
Section VII.5  Offices                                         13
Section VII.6  Seal                                            13



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                CROWN CENTRAL PETROLEUM CORPORATION

                             BYLAWS

                            ARTICLE I

                          STOCKHOLDERS

SECTION I.1 MEETINGS OF STOCKHOLDERS All meetings of the stockholders shall be at the office of the Corporation in Baltimore, Maryland, or at such other place within the United States as the Board of Directors may designate.

SECTION I.2     ANNUAL MEETING

     (a) The annual meeting of stockholders shall be held at two o'clock p.m. on a business day during the thirty (30) day period commencing on the fourth Thursday of April; PROVIDED, HOWEVER, that for the year 2000, the annual meeting of stockholders shall be held at two o'clock p.m. on a business day during the thirty (30) day period commencing on the last Thursday of November. At each annual meeting of stockholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder who is a stockholder of record of a class of shares entitled to vote on the business such stockholder is proposing both at the time of the giving of the stockholder's notice hereinafter described in this Section 1.2 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 1.2.
Written notice of each annual meeting shall be given to each stockholder by leaving the same with the stockholder, or at the stockholder's residence or usual place of business, or by mailing it postage prepaid and addressed to the stockholder at his or her address as it appears upon the books of the Corporation, at least ten days prior to the meeting.


     (b) In order to bring before an annual meeting of stockholders any business which may properly be considered, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice which complies with Section 1.2(c) of these bylaws. To be timely, a stockholder's notice must be given, by certified United States mail, with postage thereon prepaid and with return receipt requested, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received at the Corporation's principal office not less than 120 calendar days in advance of the anniversary of the date on which the Corporation's proxy statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, unless the date of the meeting to which such notice relates has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, in which case any such notice must be received not less than 60 days before the date established for the meeting.

     (c) Each such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing business; (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder;
(iii) a


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representation that such stockholder is a stockholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice; (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and (v) any interest which the stockholder may have in such business.

     (d) The Secretary or Assistant Secretary shall deliver each stockholder's notice that has been timely received to the Chairman and to the President for review.

     (e) Notwithstanding the foregoing provisions of this Section 1.2, a stockholder seeking to have a proposal included in the Corporation's proxy statement for an annual meeting of stockholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

     SECTION I.3 SPECIAL MEETING CALLED BY CORPORATION At any time in the interval between regular meetings, special meetings of the stockholders may be called by the Chairman of the Board, the Vice Chairman of the Board, the President, or by a majority of the Board of Directors, stating the place, day, and hour of such special meeting, and the business proposed to be transacted thereat. Such notice shall be given to each stockholder entitled to vote thereat by leaving the same with the stockholder, or at the stockholder's residence or usual place of business, or by mailing it postage prepaid and addressed to the stockholder at his or her address as it appears upon the books of the Corporation. No business shall be transacted at such meetings except for the business set forth in the notice.

     SECTION I.4     SPECIAL MEETING CALLED BY STOCKHOLDERS

     (a) A special meeting may also be called by stockholders entitled to cast twenty-five percent (25%) of all votes entitled to be cast at the meeting, upon the request in writing signed by such stockholders and delivered to the Chairman of the Board, the Vice Chairman of the Board, the President, or the Secretary. Such request shall set forth: (i) the names and addresses, as they appear on the Corporation's stock transfer books, of the stockholders making the request; (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholders; (iii) a representation that such stockholders are stockholders of record at the record date for determining whether the requisite number of stockholders have signed and delivered the written request demanding a special meeting of stockholders and a representation as to the date on which the first such stockholder signed such request;
(iv) a representation that each such stockholder intends to appear in person or by proxy at the meeting to present the business specified in the notice; (v) as to each matter or business the requesting stockholders propose to bring before the special meeting, a brief description of the matter or business including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and (iv) any interest which any of the requesting stockholders may have in such business.

     (b) The record date for determining whether the requisite number of stockholders have signed and delivered the written request demanding a special meeting of stockholders is the date the first such stockholder signs such request.


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     (c)   A special meeting may not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months, unless the meeting is requested by stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting. The twelve month period shall be determined from the date of the previous special meeting to the date of the stockholder request.

     (d) The Secretary or Assistant Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting, and only upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. If the officer of the Corporation to whom such request in writing shall have been delivered pursuant to Section 1.4(a) shall fail to issue a call for such meeting within ten (10) business days after payment to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting, then the stockholders who made the request may do so by giving fifteen (15) business days' notice of the time, place and object of the meeting by advertisement inserted in a daily newspaper of general circulation in the City of Baltimore, Maryland.

     (e) Only business within the purpose or purposes described in the notice for a special meeting of stockholders may be conducted at the meeting.

     SECTION I.4     RECORD DATE

     (a) The Board of Directors shall fix, in advance, a record date to make a determination of stockholders for an annual meeting, or for any special meeting, such date to be not more than ninety (90) nor less than ten (10) days before the meeting or action requiring a determination of stockholders. If no such record date is set the record date shall be the close of business on the day before the date on which the first notice is given.

     (b) When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than ninety (90) days after the date fixed for the original meeting.

     SECTION I.6 QUORUM. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall be requisite and shall constitute a quorum for the transaction of business at all meetings of the stockholders except as otherwise provided by law or by the charter. If at any annual or special meeting of stockholders a quorum shall fail to attend, a majority in interest attending in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. At any such adjourned meeting, at which the requisite amount of voting stock shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting originally called, had the same been held at the time so called.

     SECTION I.7 PROXIES. At any meeting stockholders may vote either in person or by proxy. Such proxy shall be in writing and dated, but no proxy which is dated more than three (3)

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months before the meeting at which it is offered shall be accepted unless such proxy shall, on its face, name a longer period for which it is to remain in force.

     SECTION I.8 VOTE BY BALLOT The vote for Directors, and, upon demand of any stockholder, the vote upon any question before the meeting, shall be by ballot.

     SECTION I.9 INSPECTION OF BOOKS Except as otherwise provided by statute the Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                          ARTICLE II
                       STOCK AND DIVIDENDS

     SECTION II.1 CERTIFICATES OF STOCK Each stockholder shall be entitled to a certificate of stock of the Corporation which shall be signed by the Chairman of the Board, President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with its seal; which shall exhibit the holder's name and certify the number of shares owned by the stockholder. A certificate shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. Each certificate shall be counter-signed by the transfer agent and registered by the Registrar duly appointed by the Board of Directors of the Corporation, the Board of Directors being hereby given the power and authority to appoint one or more Transfer Agents and one or more Registrars.

     SECTION II.2 TRANSFERS OF STOCK Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by his or her attorney, lawfully constituted in writing, upon surrender and cancellation of certificates for a like number of share.

     SECTION II.3 REGISTERED STOCKHOLDERS The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and for any other purpose, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided for by the laws of Maryland.

     SECTION II.4 LOST CERTIFICATES Any person claiming a certificate of stock to be lost, stolen, destroyed, or mutilated shall make an affidavit or affirmation to that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, destroyed or mutilated.

     SECTION II.5 DIVIDENDS Dividends upon the capital stock of the Corporation when earned may be declared by the Board of Directors at any regular or special meeting. The Board of Directors shall have power from time to time to fix and determine and to vary the amount of

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working capital of the Corporation, and to direct and determine the use and disposition of any surplus or net profits; and the amount of the surplus and the net profits of the Corporation to be reserved before the payment of any dividend shall rest wholly in the discretion of the Board of Directors.

    SECTION II.6 STOCK NOT SUBJECT TO THE CONTROL SHARE ACT. Any stock of the Corporation acquired by any of the following (each a "Rosenberg Stockholder"):

     (a)  the lineal descendants of Ruth Blaustein Rosenberg;
     (b) their respective spouses or children, including stepchildren and adopted children;
     (c)  any trust for the benefit of any of the foregoing individuals;
     (d) any fiduciary acting for the benefit of any of the foregoing individuals in the event of their incompetence or acting for their estate in the event of their death; or
     (e) any corporation, partnership or unincorporated association or other entity or affiliate controlled by any of the foregoing individuals, trusts or fiduciaries;

shall not be subject to the Control Shares Act of the Maryland General Corporation Law, Section 3-701-709 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Control Shares Act"), and in the event of the disposition by any Rosenberg Stockholder of any stock of this Corporation to a person, corporation, partnership, unincorporated association or other entity that is not a Rosenberg Stockholder (a "Non-Rosenberg Purchaser") that acquisition of stock of this Corporation by the Non-Rosenberg Purchaser shall not be subject to the Control Shares Act.

                           ARTICLE III
                            DIRECTORS

     SECTION III.1 BOARD OF DIRECTORS The business and affairs of this Corporation shall be managed under the direction of the Board of Directors, and all of the powers of the Corporation, except such as are by law, or by the charter, or by these bylaws conferred upon or reserved to the stockholders may be exercised by the Board of Directors.

     SECTION III.2 NUMBER OF DIRECTORS The Board of Directors shall consist of ten (10) persons which number from time to time may be increased to not greater than twenty or decreased to not less than three by vote of a majority of the entire Board of Directors. Each Director shall hold office until his or her death, resignation, or removal or until his or her successor is elected and qualified.

     SECTION III.3     ELIGIBILITY; NOMINATION PROCEDURES

     (a) No person shall be eligible for election as a Director at a meeting of stockholders unless nominated (i) by the Board of Directors or
(ii) by a stockholder who is a stockholder of record of a class of shares entitled to vote for the election of Directors, both at the time of the giving of the stockholder's notice described in this Section 3.3 and on the record date for the meeting at which Directors will be elected, and who complies with the notice procedures set forth in this Section 3.3.

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     (b)  In order to nominate any persons, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a stockholder's notice must be given either by personal delivery to the Secretary at the principal office of the Corporation or by first class United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received, in the case of an annual meeting of stockholders, on or after January 1st and before February 1st of the year in which the meeting will be held if the meeting is to be an annual meeting held within the period specified for the annual meeting by Section 1.2, unless the annual meeting has not been held within such period, in which case any such notice must be received not less than sixty (60) days before the date established for the annual meeting. In the case of a special meeting of stockholders, any such notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the special meeting of stockholders called for the purpose of electing Directors is first given to stockholders.

     (c)  Each such stockholder's notice shall set forth the following:
(i) as to the stockholder giving the notice, (1) the name and address of such stockholder as they appear on the Corporation's stock transfer books,
(2) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, (3) a representation that such stockholder is a stockholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all arrangements or understandings, if any, between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the stockholder wishes to nominate for election as a Director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person,
(3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (4) all other information that is required to be disclosed about nominees for election as Directors in solicitations of proxies for the election of Directors under the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a Director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about the nominee contained in the notice is correct.

     SECTION III.5 VACANCIES Whenever there is a vacancy on the Board of Directors (other than a vacancy resulting from the removal of a Director by vote of the stockholders which vacancy is immediately thereafter filled by the stockholders), then the vacancy shall be filled by a majority of the remaining Directors elected by the stockholders of the class or series entitled to fill such vacancy or by the sole remaining Director elected by that class or series if there is only one such Director.

     SECTION III.6 PLACE AND TIME OF MEETING Meetings of the Board of Directors may be held within, or without the State of Maryland, as the Board may from time to time determine. The time and place of meetings may be fixed by the party or parties making the call.

     SECTION III.6 ANNUAL MEETING The Board of Directors shall meet for the purpose of organization and the transaction of other business immediately following the annual meeting of

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stockholders at which the Board was elected.  Such meeting shall be held at the principal office of the Corporation in the State of Maryland, or at such other place within the United States as the Board of Directors may have designated for the immediately preceding annual meeting of stockholders, or as may be designated by the consent in writing of all of the Directors. No notice of such meeting shall be necessary.

     SECTION III.7 CALLING OF MEETING Meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board, the President, or a majority of the Board. At least twenty-four (24) hours' notice shall be given of all meetings of the Board; with the consent of the majority of the Directors, a shorter notice may be given.

     SECTION III.8 NOTICE OF MEETING. Notices of all meetings of Directors may be left at their usual places of business, or may be sent by mail or electronic means, and such notices by mail or electronic means shall be deemed to have been given when sent or mailed at Baltimore.

     SECTION III.9 QUORUM At all meetings of the Board, a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except that a lesser number may adjourn any meeting from time to time.

     SECTION III.10     COMPENSATION OF DIRECTORS

     (a) By resolution of the Board all Directors, other than salaried officers of the Corporation or a subsidiary of the Corporation, may be allowed a fixed sum and expenses of attendance, if any, for attendance at each meeting of the Board and in addition may be allowed for their services as Directors such annual or other compensation as may be fixed by resolution of the Board from time to time. The preceding provisions shall not be construed to preclude any Directors, including salaried officers, from serving the Corporation in any other capacity, including service as a member of a standing or special committee, and receiving compensation therefor or to preclude reimbursement of salaried officers who are Directors for expenses of attendance at meetings of the Board.

     (b) For their services as members of special and standing committees, Directors may be allowed such annual or other compensation as may be fixed by resolution of the Board of Directors from time to time.

                          ARTICLE IV
                EXECUTIVE AND OTHER COMMITTEES

     SECTION IV.1 EXECUTIVE COMMITTEE There may be an executive committee of three or more Directors designated by resolution passed by a majority of the whole Board. Said committee may meet at stated times, or on notice to all by any of their own number. During the intervals between meetings of the Board, such committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. To such Committee may be delegated any or all of the powers of the Board of Directors in the management of the business and affairs of the

Corporation while the Board is not in session, excepting such powers as the Board of Directors by statute may not delegate.

     SECTION IV.2 OTHER COMMITTEES There may be such other standing and special committees as may be established from time to time by resolution passed by a majority of the whole Board of Directors. Such committees shall be composed of such Directors as may be designated by the Board of Directors and shall perform such duties and exercise such powers as may be directed by the Board of Directors.

     SECTION IV.3 PROCEDURES APPLICABLE TO COMMITTEES The provisions of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board shall apply to committees of Directors and their members as well. Vacancies in the membership of any committee shall be filled by the Board of Directors at any meeting thereof. In the absence of a member or members of a committee, the members thereof present at any meeting (whether or not they constitute a quorum) may appoint a member or members of the Board of Directors to act in the place or places of such absent member or members. Committees shall keep regular minutes of their proceedings, and report the same to the Board when required.

                            ARTICLE V
                            OFFICERS

     SECTION V.1     APPOINTMENT AND REMOVAL OF OFFICERS

     (a) The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders; and shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, an Assistant Secretary, an Assistant Treasurer, and whenever deemed advisable by the Board of Directors, a Vice Chairman of the Board and one or more additional Vice Presidents (including, without limitation, one or more Executive, Group, and Senior Vice Presidents), Assistant Vice Presidents, Assistant Secretaries, or Assistant Treasurers. Any two of the offices hereinbefore mentioned except those of President and Vice President, may be held by the same person.

     (b) The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by any committee or superior officer upon whom such power may be conferred from time to time by the Board of Directors.

     (c) The officers of the Corporation shall hold office until their successors are chosen and qualified.

     (d) Any officer or employee of the Corporation may be removed at any time with or without cause, by the affirmative vote of a majority of the whole Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors, and such action shall be conclusive on the officer or employee so removed.

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     SECTION V.2     CHAIRMAN OF THE BOARD  The Chairman of the Board
shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and Directors and shall exercise, subject to control of the Board of Directors, such general supervision over the affairs of the Corporation and its employees as may be appropriate to carry out the policies of the Corporation. The Chairman of the Board shall have such other functions as may be determined by the Board of Directors.

     SECTION V.3 VICE CHAIRMAN OF THE BOARD The Vice Chairman of the Board, if elected, shall be the chief administrative officer of the Corporation, and, subject to control of the Board of Directors and the general supervision of the Chairman of the Board, shall, in cooperation with the President, be responsible for the administration of the Corporation's activities. The Vice Chairman of the Board shall preside at all meetings of the stockholders and Directors at which the Chairman of the Board is not present. The Vice Chairman of the Board shall have such other functions as may be determined by the Board of Directors.

     SECTION V.4 PRESIDENT The President shall be the chief operating officer of the Corporation and, subject to control of the Board of Directors and the general supervision of the Chairman of the Board, shall have general and active management of the Corporation's operations. The President shall have all of the powers and perform all of the duties of the Chairman of the Board in case of his or her absence or inability to act, or if a Chairman of the Board has not been elected, other than presiding at meetings of the stockholders and Directors at which the Vice Chairman of the Board, if elected, shall preside. The President shall also have all of the powers and perform all of the duties of the Vice Chairman of the Board in case of his or her absence or inability to act, or if a Vice Chairman of the Board is not elected, other than such powers and duties as the Chairman of the Board shall either elect to exercise and perform or to delegate to another officer. The President shall perform such other duties as may be determined by the Board of Directors.

     SECTION V.5 VICE PRESIDENTS The Vice Presidents shall perform such duties as the Chairman of the Board, Vice Chairman of the Board, President, or Board of Directors shall from time to time prescribe. In the order of seniority prescribed, the most senior Vice President shall, in the absence or inability of the President to act, perform the duties and exercise the powers of the President. The order of seniority of Vice Presidents shall be prescribed from time to time by the Board of Directors or, in the absence of prescription by the Board of Directors, by the Chairman of the Board.

     SECTION V.6 SECRETARY The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors; shall have custody of the seal of the Corporation and whenever authorized by the Board shall affix the seal to any instrument requiring the same; and shall perform such other duties and have custody of such other books and papers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, or the President.

     SECTION V.7 TREASURER The Treasurer shall be the chief financial officer of the Corporation, unless the Board of Directors shall designate a Vice President as such officer, and have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Vice Chairman of the Board, the President and the Board of Directors, whenever they may respectively require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall give the Corporation a bond if required by the Board of Directors in the sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his or her office, and for the restoration to the Corporation in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, moneys, and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. If a Controller has not been elected, the Treasurer shall also have all of the powers and perform all of the duties of that office. The Treasurer shall perform such other duties as the Chairman of the Board, Vice Chairman of the Board, President, or Board of Directors may from time to time prescribe.

     SECTION V.8 CONTROLLER The Controller shall be the chief accounting officer of the Corporation. The Controller shall see that adequate and correct records of all assets, liabilities and transactions of the Corporation and its subsidiaries are maintained; that efficient procedures and systems are installed and followed; that adequate audits are currently and regularly made; and, in conjunction with other officers, that measures and procedures are initiated and followed whereby the business of the Corporation and its subsidiaries shall be conducted with maximum efficiency and economy. The Controller shall perform such other duties as may be assigned to him or her from time to time by the Chairman of the Board, Vice Chairman of the Board, President, or Board of Directors.

     SECTION V.9 ASSISTANT OFFICERS Each Assistant Vice President, each Assistant Secretary, and each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Chairman of the Board, Vice Chairman of the Board, President, or the Board of Directors.

     SECTION V.10 VACANCIES If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which said vacancy occurred.

     SECTION V.11 DUTIES OF OFFICERS MAY BE DELEGATED In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer, or to any Director, providing a majority of the entire Board concur therein.

                           ARTICLE VI
              INDEMNITY OF DIRECTORS AND OFFICERS

     SECTION VI.1 INDEMNITY Each person who is now, or who shall hereafter become, a Director, officer, employee or agent of the Corporation, whether or not serving in one or more of such capacities at the time indemnification is sought or paid, and who is made a party defendant to any proceeding by reason of service in any one or more of such capacities shall be indemnified in the manner and to the maximum extent authorized by law against judgments, penalties, fines, settlements (approved by the Corporation) and reasonable expenses actually incurred in connection with such proceeding unless it is proved that the act or omission of such person was material to the cause of action adjudicated in the proceeding or, in the case of a settlement, to be adjudicated in the proceeding, and that (a) such act or omission (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe the act or omission was unlawful. Such indemnification shall not be made unless authorized for a specific proceeding after a determination in accordance with Maryland law that the Director, officer, employee or agent has met the standard of conduct set forth in this paragraph. Additionally, any such person who was not a Director or officer of the Corporation at the time of the commission of the act or the omission to act which is a subject of such proceeding may be indemnified to such further extent, if any, consistent with law, as may be provided in any contract between the Corporation and such person and may be indemnified, but shall not be entitled to be indemnified, to such further extent, if any, consistent with law, as may be authorized, prospectively or retroactively, by the Board of Directors, the Chairman of the Board, the President or any other officer to whom such authority is delegated by the Board of Directors, the Chairman of the Board or the President.

     SECTION VI.2 ADVANCEMENT OF EXPENSES Payment or reimbursement in advance of the final disposition of any proceeding described in Section
6.1 of reasonable expenses incurred by any such person in defending such proceeding may be authorized by the Board of Directors or in the case of any such person who is not a Director, by the Chairman of the Board, the President or any other officer to whom such authority is delegated by the Board of Directors, the Chairman of the Board or the President; provided, however, that the Corporation shall have received:

     (a) a written affirmation by such person of such person's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by law has been met; and

     (b) a written undertaking by or on behalf of such person to repay all amounts so paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

Nothing contained in this Section 6.2 shall be construed to require the Corporation to pay or reimburse any expenses incurred by any such person prior to the ultimate disposition of such proceeding or to require the Corporation to pay or reimburse subsequent to the ultimate disposition of such proceeding any expenses incurred by any such person, except as provided in Section 6.1.

     SECTION VI.3 SERVICES IN OTHER CAPACITIES. Service in the capacity of a Director, officer, employee or agent of the Corporation shall include service at the request of the

Corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any other corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. Any approval of any settlement may be made by the Board of Directors or, in the case of a settlement by any such person who is not a Director, by the Chairman of the Board, the President or any other officer to whom such authority is delegated by the Board of Directors, the Chairman of the Board or the President. Except where reimbursement of expenses is ordered by a court, all determinations as to the reasonableness of any expenses shall be made by the persons authorizing reimbursement or payment thereof.

     SECTION VI.4 RIGHTS NOT EXCLUSIVE The preceding rights to indemnification shall not be exclusive of and shall be in addition to any other rights to which such person would be entitled as a matter of law in the absence of the preceding provisions.

                           ARTICLE VII
                  CERTAIN ADMINISTRATIVE MATTERS

     SECTION VII.1 CHECKS All checks or demands for money or notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     SECTION VII.2 FISCAL YEAR The fiscal year shall begin the first day of January of each year.

     SECTION VII.3 ANNUAL STATEMENTS The Chairman of the Board or such other officer or officers of the Corporation as he or she may direct, shall annually prepare a full and true statement of the affairs of the Corporation, which shall be submitted at the annual meeting of the stockholders and filed within 20 days thereafter at the principal office of the Corporation in Baltimore, State of Maryland.

     SECTION VII.4 AMENDMENT TO BYLAWS Any and all provisions of these bylaws may be altered, amended, or repealed and new bylaws be adopted only by the stockholders at a duly constituted meeting or by the vote of a majority of the entire Board of Directors at any meeting of the Board of Directors.

     SECTION VII.5 OFFICES The Principal office of the Corporation shall be in the City of Baltimore, State of Maryland. The Corporation may also have a place of business in such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

     SECTION VII.6 SEAL The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words, "Corporate Seal, Maryland."
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